EXHIBIT 99.1

CONTACT:	Alisa Rosenberg
(914) 640-5214
FOR IMMEDIATE RELEASE
July 27, 2006

STARWOOD REPORTS SECOND QUARTER 2006 RESULTS
WHITE PLAINS, NY, July 27, 2006 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT):
Second Quarter 2006 Highlights
•	Excluding special items, EPS from continuing operations was $0.74 compared to $0.70 for the second quarter of 2005. Including special items, EPS from continuing operations was $3.01 compared to $0.65 in the second quarter of 2005.

•	Worldwide System-wide REVPAR for Same-Store Hotels increased 9.7% compared to the second quarter of 2005. System-wide REVPAR for Same-Store Hotels in North America increased 10.5% when compared to the second quarter of 2005.

•	Worldwide REVPAR for Same-Store Owned Hotels increased 11.0% compared to the second quarter of 2005. North America REVPAR for Same-Store Owned Hotels increased 12.8% when compared to the second quarter of 2005.

•	Margins at Starwood branded Same-Store Owned Hotels in North America and Worldwide improved approximately 360 and 300 basis points, respectively, when compared to the second quarter of 2005.

•	Management and franchise revenues increased 59.3% when compared to 2005, including revenues from the Le Méridien hotels and the hotels sold to Host.

•	Excluding residential sales, contract sales at vacation ownership properties increased 31.0% when compared to 2005. However, reported revenues from vacation ownership and residential sales only increased $1 million when compared to 2005 primarily due to the impact of percentage of completion accounting for pre-sales at projects under construction.

•	Excluding special items, income from continuing operations was $169 million compared to $156 million in the same period of 2005. Net income, including special items, was $680 million compared to $145 million in the second quarter of 2005.

•	Total Company Adjusted EBITDA was $332 million when compared to $391 million in 2005. The year over year reduction is due primarily to the sale of 48 hotels since the second quarter of 2005 and stock option expenses, offset in part by increases in management fees and the Company’s share of gains on the sale of several hotels in unconsolidated joint ventures.

•	The Company completed the sale of 33 hotels to Host Hotels & Resorts, Inc. (“Host”) for approximately $4.1 billion.

•	Since January 1, 2006, the Company has returned more than $3.9 billion to shareholders, including $2.8 billion in connection with the Host transaction, approximately $810 million for the repurchase of approximately 13.2 million shares of its stock and $276 million in dividends.
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2006 of $3.01 compared to $0.65 in the second quarter of 2005. Excluding special items, EPS from continuing operations was $0.74 for the second quarter of 2006 compared to $0.70 in the second quarter of 2005. Excluding special items, the effective income tax rate in the second quarter of 2006 was 13.7%. The effective tax rate includes an $11 million benefit following the favorable resolution of certain tax matters related to audits that closed during the quarter. Special items net to a $511 million benefit primarily due to significant one-time income tax benefits realized in connection with the Host transaction.
Income from continuing operations, including the special items discussed above, was $680 million in the second quarter of 2006 compared to $145 million in 2005. Excluding special items, income from continuing operations was $169 million for the second quarter of 2006 compared to $156 million in 2005.
Income from continuing operations for the second quarter of 2006 as compared to 2005 was impacted by four major items:
•	Operating income was impacted as a result of the sale of 48 hotels since the second quarter of 2005. These hotels had $47 million of revenues and $36 million of expenses (before depreciation) in 2006 as compared to $371 million of revenues and $250 million of expenses (before depreciation) in the same quarter of 2005. These hotels generated approximately $25 million of management and franchise revenues in the second quarter of 2006.

•	The Company implemented SFAS 123(R), “Share Based Payment,” on January 1, 2006 which resulted in approximately $10 million of non-cash stock option expense.

•	Vacation ownership and residential operating income declined approximately $16 million due to the impact of percentage of completion accounting for pre-sales at projects under construction.

•	The Company recorded an $18 million gain representing its share of gains on the sale of several hotels in unconsolidated joint ventures during the second quarter of 2006.
Net income was $680 million and EPS was $3.01 in the second quarter of 2006 compared to net income of $145 million and EPS of $0.65 in the second quarter of 2005.

Steven J. Heyer, CEO, said “I am very pleased with our results this quarter. We beat our expectations for Same Store Owned RevPar growth, delivering 12.8% in North America and 11% Worldwide, with all of our brands delivering solid results. Our flowthrough was truly outstanding. Margin growth of 360 basis points in North America and 300 basis points on a Worldwide basis, once again leading the industry and outperforming our expectations. Revenues in our management and franchise business were also very strong, delivering growth of 59.3% in the quarter. Our SVO pipeline remains full and vacation ownership demand remains strong, with contract sales up 31% in the quarter.
We have good momentum in our business and we’re making progress on the objectives we set during our analyst day. All of our brands are moving full steam ahead with their initiatives to deliver branded signature services to our guests. Our Real Estate Group is driving growth in our pipeline, with deal signings up 43% year to date.
I am confident that our recent appointment of Matt Ouimet, President, Hotel Group and the combination of the Real Estate Group with SVO will only enhance our ability to drive future results. As we promised at our Investor Day, we’re looking very hard at our owned hotel portfolio. We already have 15 hotels out on the market for sale and we’re assessing redevelopment opportunities at several other locations.
Since our window for share repurchase opened in November of 2005, we have bought back more than $1 billion of our stock and returned another $3.1 billion back to shareholders in connection with the Host transaction and dividends paid during the year. We remain committed to successfully growing our business and creating value for our shareholders.”
Operating Results
Second Quarter Ended June 30, 2006
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Same-Store Owned Hotels increased 11.0%. REVPAR at Same-Store Owned Hotels in North America increased 12.8%. REVPAR growth was particularly strong at the Company’s owned hotels in Boston, Los Angeles, Chicago and Toronto. Internationally, Same-Store Owned Hotel REVPAR increased 8.8% excluding the impact of foreign exchange, and as reported, in US dollars, Same-Store Owned Hotel REVPAR increased 7.4%.
Revenues at Same-Store Owned Hotels in North America increased 12.2% while costs and expenses increased 7.1% when compared to 2005. Margins at Starwood branded Same-Store Hotels increased 360 basis points.
Revenues at Same-Store Owned Hotels Worldwide increased 9.8% while costs and expenses increased 5.4% when compared to 2005. Margins at Starwood branded Same-Store Hotels increased 300 basis points.
Reported revenues at owned, leased and consolidated joint venture hotels were $674 million when compared to $939 million in 2005. Reported revenues were impacted by the sale of 48 hotels since the second quarter of 2005. These hotels contributed $47 million in revenues in 2006 compared to $371 million in the same quarter of 2005.
Reported operating income from owned, leased and consolidated joint venture hotels was impacted by the sale of 48 hotels since the second quarter of 2005. These hotels had $47 million of revenues and $36 million of expenses (before depreciation) in 2006 as compared to $371 million of revenues and $250 million of expenses (before depreciation) in the same quarter of 2005.
Management and Franchise Revenues
Worldwide System-wide (owned, managed and franchised) REVPAR for Same-Store Hotels increased 9.7% compared to the second quarter of 2005 including 13.6% in Latin America, 12.5% in Africa & the Middle East, 10.5% in North America, 8.6% in Europe and 5.0% in Asia Pacific. The 10.5% increase in System-wide REVPAR for Same-Store Hotels in North America by brand is: St. Regis/Luxury Collection 16.3%, W Hotels 11.6%, Sheraton 10.5% and Westin 10.3%.
Management fees, franchise fees and other income were $174 million, up $55 million, or 46.2%, from the second quarter of 2005. Management fees grew 70.9% to $94 million and franchise fees grew 19.2% to $31 million. The increases are related to the addition of new hotels (including Le Méridien hotels and the hotels sold to Host), and growth in REVPAR of existing hotels under management, offset in part by fees associated with hotels that left the system.
The hotels sold to Host and the Le Méridien hotels contributed $23 million and $16 million, respectively, of management and franchise revenues during the second quarter of 2006. Worldwide Le Méridien hotels that were in operation during both periods had REVPAR growth of 10.7% in the second quarter of 2006 when compared to 2005 with ADR increasing 9.1% and occupancy increasing 100 basis points.
During the second quarter of 2006, the Company signed 32 hotel management and franchise contracts (representing approximately 8,200 rooms: 7 Sheraton, 7 Four Points by Sheraton, 6 Westin, 4 W Hotels, 4 Le Méridien, 2 aloft, 1 St. Regis, and 1 Luxury Collection) including the Westin San Francisco (San Francisco, California, 667 rooms), Westin Aruba Resort & Spa (Palm Beach, Aruba, 478 rooms) and the W Doha (Doha, Qatar, 443 rooms). Of the hotels signed in the quarter, 20 were new builds and 12 were conversions from other brands. The Company’s active global development pipeline grew to approximately 300 hotels with more than 80,000 rooms at June 30, 2006, driven by strong interest in its Le Méridien and aloft brands. Roughly half of its pipeline is in international locations. The Company continues to target signing approximately 150 hotel management and franchise contracts in 2006.
During the second quarter of 2006, 14 new hotels and resorts (representing approximately 5,100 rooms) entered the system, including the Westin Boston, Seaport Hotel (Boston, Massachusetts, 790 rooms) and the Sheraton Philadelphia City Center (Philadelphia, Pennsylvania, 757 rooms). Nine properties (representing approximately 1,000 rooms) were removed from the system during the quarter. The Company expects to open more than 50 hotels (representing approximately 14,000 rooms) in 2006.

Vacation Ownership
While contract sales of vacation ownership intervals were up 31.0%, total vacation ownership reported revenues decreased 1.0% to $191 million when compared to 2005 due primarily to the impact of percentage of completion accounting for pre-sales at projects under construction. The average price per vacation ownership unit sold increased approximately 12.7% to $25,413, and the number of contracts signed increased approximately 16.4% when compared to 2005.
While reported revenues declined slightly year over year as discussed above, reported expenses increased primarily as a result of the accelerated recognition of sales and marketing expenses in accordance with the new timeshare accounting rules which were implemented effective January 1, 2006.
During the second quarter of 2006, the Company was actively selling vacation ownership interests at 15 resorts compared to 11 resorts in the second quarter 2005. The Company acquired approximately 30 acres in Palm Desert, California near its Westin Mission Hills Resort and plans to build a Westin-branded vacation ownership resort. In addition, the Company purchased land in Aruba where it plans to build a 154 unit Westin-branded vacation ownership resort adjacent to a hotel that joined Starwood’s system in the second quarter and will be converted to the Westin Aruba Resort & Spa. The Company expects to break ground and begin sales on both these projects in early 2007. Starwood Vacation Ownership is also in the predevelopment phase of several other new vacation ownership resorts.
Residential
The Company recognized residential revenues of approximately $43 million from sales at the St. Regis in New York and the St. Regis Museum Tower in San Francisco. During the second quarter, the Company sold the remaining two condominiums in San Francisco, and to date the Company has recognized approximately $248 million in revenues from the sale of the project’s 102 condominiums. Also during the quarter, the Company entered into contracts to sell 7 condominiums at the St. Regis in New York.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 28.7% to $121 million compared to the second quarter of 2005. Approximately $9 million of the increase is related to stock based compensation, including approximately $8 million of stock option expense. The increase is also due to higher costs of sales and other expenses at the Company’s Bliss Spa business driven by its growth as well as additional overhead associated with the Le Méridien acquisition.
Asset Sales
During the second quarter of 2006, the Company completed the sale of 33 hotels to Host for total consideration of approximately $4.1 billion (including cash, Host stock and the assumption of debt).
In addition to the portfolio of hotels sold to Host, during the second quarter of 2006, the Company sold one wholly-owned hotel for cash proceeds of approximately $56 million. On May 23, 2006 the Company announced its intention to sell $500 million to $1 billion of assets over a 12-18 month period. It is anticipated that three hotels will be sold in the third quarter of 2006 for cash proceeds of approximately $90 million.
Capital
Gross capital spending during the quarter included approximately $69 million in renovations of hotel assets including construction capital at the Sheraton Centre Toronto Hotel in Toronto, Canada and the Westin Resort & Spa, Cancun in Cancun, Mexico. Investment spending on gross vacation ownership interest (“VOI”) inventory was $102 million, which was offset by cost of sales of $46 million associated with VOI sales during the quarter. The inventory spend included VOI construction at the Westin Ka’anapali Ocean Resort Villas North in Maui, Hawaii, the Westin Aruba Resort & Spa in Palm Beach, Aruba, the Westin Princeville Resort in Kauai, Hawaii and the Westin Lagunamar Resort in Cancun, Mexico.
Share Repurchase
During the second quarter of 2006, the Company repurchased approximately 5.1 million shares at a total cost of approximately $305 million. From July 1, 2006 through July 26, 2006, the Company repurchased approximately 1.0 million shares at a total cost of approximately $58 million. Year to date through July 26, 2006, the Company repurchased approximately 13.2 million shares at a total cost of approximately $810 million. At July 26, 2006, approximately $833 million remained available under the Company’s share repurchase authorization. Starwood had approximately 219 million shares outstanding (including partnership units) at June 30, 2006.
Dividend
The Company’s former REIT subsidiary declared a second quarter dividend of $0.21 per share, which was paid on April 7, 2006. It is currently expected that, subject to the approval of the Board of Directors, the remaining 2006 dividend of $0.42 per share will be declared by the Company in December 2006 to be paid in January 2007, as set forth in the dividend policy that was adopted by the Board of Directors.
Balance Sheet
At June 30, 2006, the Company had total debt of $2.820 billion and cash and cash equivalents (including $329 million of restricted cash) of $635 million, or net debt of $2.185 billion, compared to net debt of $3.171 billion at the end of the first quarter of 2006.
At June 30, 2006, debt was approximately 62% fixed rate and 38% floating rate and its weighted average maturity was 4.8 years with a weighted average interest rate of 6.86%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $1.823 billion.
During the second quarter of 2006, the Company redeemed its convertible bonds. The Company settled the $360 million of principal in cash, and it settled the conversion spread by issuing Company shares. Also during the second quarter of 2006, the Company redeemed $150 million of 7.75% debentures issued by its former subsidiary, Sheraton Holding Corporation.

Results for the Six Months Ended June 30, 2006
     EPS from continuing operations increased to $3.34 compared to $1.01 in 2005. Excluding special items, EPS from continuing operations was $1.15 compared to $1.05 in 2005. Excluding special items, income from continuing operations was $260 million compared to $233 million in 2005. Net income was $685 million and EPS was $3.02 compared to $224 million and $1.01, respectively, in 2005. Total Company Adjusted EBITDA, which was significantly impacted by the sale of 50 hotels since the beginning of 2005, was $598 million compared to $679 million in 2005.
Outlook
     The Company’s guidance for 2006 assumes the following changes since the last time we provided estimates:
•	The impact of three hotel sales which are expected to close in the third quarter and the sale of 10 hotels in joint ventures that we hold minority interest in, offset by the retention of two hotels in Fiji that were previously expected to be sold to Host.

•	The transfer of $17 million of income from condominium sales from 2006 into 2007.

•	A reduction in business interruption insurance of $5 million in the third quarter of 2006 that was collected in the second quarter of 2006.
For the three months ending September 30, 2006:
•	Adjusted EBITDA would be expected to be approximately $300 million assuming:
•	REVPAR at Same-store Owned Hotels in North America increases approximately 9% -11% versus the same period in 2005.

•	North America Same-Store Owned Hotel EBITDA growth of 13%-15% with owned hotel margin improvement of approximately 150 — 200 basis points.

•	Growth from management and franchise revenues of approximately 50% to 55% including revenues earned from the hotels sold to Host, and 25% to 30%, excluding the hotels sold to Host.

•	Operating income from our vacation ownership and residential business in line with the third quarter of 2005, due to timing of residential sales.
•	Income from continuing operations, excluding special items, would be expected to be approximately $109 million at an effective tax rate of approximately 35%.

•	EPS would be expected to be approximately $0.49.
For the full year 2006:
•	Adjusted EBITDA would be expected to be approximately $1.275 billion assuming:
•	REVPAR at Same-Store Owned Hotels in North America increases approximately 11% versus 2005.

•	North America Same-Store Owned Hotel EBITDA growth of 19% — 20% with owned hotel margin improvement of approximately 200 — 250 basis points.

•	Growth from management and franchise revenues of over 50% including revenues from the hotels sold to Host and approximately 25 — 30%, excluding revenues from the hotels sold to Host.

•	An increase in operating income from our vacation ownership and residential business of approximately $10 million to $15 million (including gains on sales of vacation ownership notes receivable of $10 million to $15 million in the fourth quarter of 2006).
•	Full year income from continuing operations, excluding special items, would be expected to be approximately $531 million at an effective tax rate of approximately 26%.

•	Full year EPS would be expected to be approximately $2.37.

•	Full year capital expenditures (excluding timeshare inventory) would be approximately $500 million, including $200 million for maintenance, renovation and technology and $300 million for other growth initiatives. Additionally, net capital expenditures for timeshare inventory would be approximately $175 million.

•	Full year cash interest expense would be approximately $210 million and cash taxes of approximately $150 million.
The Company’s guidance excludes the first and second quarter special items discussed below as well as:
•	Transition costs of approximately $6 million for the remainder of the year associated with the Le Méridien transaction which closed in 2005.

Special Items
The Company recorded net credits of $511 million (after-tax) for special items in the second quarter of 2006 compared to $11 million of net charges (after-tax) in the same period of 2005.
Special items in the second quarter of 2006 primarily relate to significant one-time income tax benefits realized in connection with the Host transaction.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Six Months Ended
June 30,			June 30,
2006	2005		2006	2005

$169	$156	Income from continuing operations before special items	$260	$233

$0.74	$0.70	EPS before special items	$1.15	$1.05

		Special Items
(3)	—	Restructuring and other special charges, net (a)	(12)	—
—	—	Debt defeasance costs (b)	(37)	—
(7)	—	Debt extinguishment costs (c)	(7)	—
(6)	(17)	Gain (loss) on asset dispositions and impairments, net (d)	19	(16)

(16)	(17)	Total special items — pre-tax	(37)	(16)
8	6	Income tax benefit for special items (e)	16	5
496	—	Income tax benefits related to the transaction with Host (f).	496	—
23	—	Reserves and credits associated with tax matters (g)	22	2

511	(11)	Total special items — after-tax	497	(9)

$680	$145	Income from continuing operations	$757	$224

$3.01	$0.65	EPS including special items	$3.34	$1.01

(a)	Restructuring and other special charges, net primarily related to transition costs associated with the Le Méridien transaction.
(b)	During the three months ended March 31, 2006, the Company completed two transactions whereby it was released from certain debt obligations that allowed Starwood to sell certain hotels that previously served as collateral for such debt. The Company incurred expenses totaling $37 million in connection with the early extinguishment of these debt obligations. These expenses are reflected in interest expense in the Company’s consolidated statement of income.
(c)	During the three months ended June 30, 2006, the Company incurred costs of approximately $7 million related to the early extinguishment of $150 million of debentures issued by its former subsidiary, Sheraton Holding Corporation. These expenses are reflected in interest expense in the Company’s consolidated statement of income.
(d)	For the three months ended June 30, 2006, primarily reflects impairment charges totaling $17 million related to a hotel which is expected to be sold in the third quarter of 2006 and to the Sheraton hotel in Cancun, Mexico that was damaged by Hurricane Wilma in 2005 and will now be completely demolished in order to build additional vacation ownership units, offset in part by a $6 million gain as a result of insurance proceeds received by the Westin Cancun as reimbursement for property damage caused by the same storm and a $3 million gain on the sale of a wholly-owned hotel. The gain for the six months ended June 30, 2006 also includes net gains totaling $30 million recorded on the sale of five hotels in the first quarter of 2006 partially offset by an adjustment to reduce the gain on the sale of a hotel in 2004 as certain contingencies associated with that sale became probable in the quarter.
(e)	Represents taxes on special items at the Company’s incremental tax rate.
(f)	Primarily relates to a deferred tax asset recognized on the deferred gain and other tax benefits realized in connection with the Host sale.
(g)	Income tax benefit in the three and six months ended June 30, 2006 primarily relates to the reversal of tax reserves no longer deemed necessary as the related contingencies have been resolved. Income tax benefit in the six months ended June 30, 2005 reflects a state tax refund related to tax years prior to the 1995 split-up of ITT Corporation.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the second quarter financial results at 10:30 a.m. (EST) today. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 12:30 p.m. (EST) today through Thursday, August 3 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 4870671).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted

EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.
All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding hotels sold to date, undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 850 properties in more than 95 countries and 145,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four Points® by Sheraton, W®, Le Méridien® and the recently announced aloft(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
 (866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate and the hotel and vacation ownership businesses, operating risks associated with the hotel and vacation ownership businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions, and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%				%
2006	2005	Variance		2006	2005	Variance
			Revenues

$674	$939	(28.2)	Owned, leased and consolidated joint venture hotels	$1,496	$1,752	(14.6)
234	233	0.4	Vacation ownership and residential sales and services	428	464	(7.8)
174	119	46.2	Management fees, franchise fees and other income	306	223	37.2
423	268	57.8	Other revenues from managed and franchised properties (a)	716	526	36.1

1,505	1,559	(3.5)		2,946	2,965	(0.6)
			Costs and Expenses
492	675	27.1	Owned, leased and consolidated joint venture hotels	1,132	1,316	14.0
184	167	(10.2)	Vacation ownership and residential	349	334	(4.5)
121	94	(28.7)	Selling, general, administrative and other	227	176	(29.0)
3	—	n/m	Restructuring and other special charges, net	12	—	n/m
72	101	28.7	Depreciation	140	206	32.0
5	4	(25.0)	Amortization	10	9	(11.1)
423	268	(57.8)	Other expenses from managed and franchised properties (a)	716	526	(36.1)

1,300	1,309	0.7		2,586	2,567	(0.7)
205	250	(18.0)	Operating income	360	398	(9.5)
32	18	77.8	Equity earnings and gains and losses from unconsolidated ventures, net	38	31	22.6
(50)	(60)	16.7	Interest expense, net of interest income of $3, $3, $9 and $5	(147)	(122)	(20.5)
(6)	(17)	64.7	(Loss) gain on asset dispositions and impairments, net	19	(16)	n/m

181	191	(5.2)	Income from continuing operations before taxes and minority equity	270	291	(7.2)
501	(47)	n/m	Income tax benefit (expense)	487	(68)	n/m
(2)	1	n/m	Minority equity in net (income) loss	—	1	(100.0)

680	145	n/m	Income from continuing operations	757	224	n/m
—	—	—	Cumulative effect of accounting change	(72)	—	n/m

$680	$145	n/m	Net income	$685	$224	n/m

			Earnings (Loss) Per Share — Basic
$3.16	$0.67	n/m	Continuing operations	$3.51	$1.04	n/m
—	—	—	Cumulative effect of accounting change	(0.33)	—	n/m

$3.16	$0.67	n/m	Net income	$3.18	$1.04	n/m

			Earnings (Loss) Per Share — Diluted
$3.01	$0.65	n/m	Continuing operations	$3.34	$1.01	n/m
—	—	—	Cumulative effect of accounting change	(0.32)	—	n/m

$3.01	$0.65	n/m	Net income	$3.02	$1.01	n/m

215	216		Weighted average number of Shares	215	214

226	223		Weighted average number of Shares assuming dilution	227	222

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	June 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$306	$897
Restricted cash	320	295
Accounts receivable, net of allowance for doubtful accounts of $56 and $50	637	642
Inventories	407	280
Prepaid expenses and other	197	169

Total current assets	1,867	2,283
Investments	411	403
Plant, property and equipment, net	4,014	4,169
Assets held for sale (a)	5	2,882
Goodwill and intangible assets, net	2,337	2,315
Deferred tax assets	328	40
Other assets (b)	410	402

	$9,372	$12,494

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c)	$742	$1,219
Accounts payable	144	156
Accrued expenses	887	1,049
Accrued salaries, wages and benefits	316	297
Accrued taxes and other	202	158

Total current liabilities	2,291	2,879
Long-term debt (c)	2,078	2,849
Long-term debt held for sale (d)	—	77
Deferred tax liabilities	52	602
Other liabilities	1,972	851

	6,393	7,258
Minority interest	25	25
Commitments and contingencies
Stockholders’ equity:
Class A exchangeable preferred shares of the Trust; $0.01 par value; authorized 30,000,000 shares; outstanding 0 and 562,222 shares at June 30, 2006 and December 31, 2005, respectively	—	—
Class B exchangeable preferred shares of the Trust; $0.01 par value; authorized 15,000,000 shares; outstanding 0 and 24,627 shares at June 30, 2006 and December 31, 2005, respectively	—	—
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 218,651,779 and 217,218,781 shares at June 30, 2006 and December 31, 2005, respectively	2	2
Trust Class B shares of beneficial interest; $0.01 par value; authorized 1,000,000,000 shares; outstanding 0 and 217,218,781 shares at June 30, 2006 and December 31, 2005, respectively	—	2
Additional paid-in capital	2,521	5,412
Deferred compensation	—	(53)
Accumulated other comprehensive loss	(249)	(322)
Retained earnings	680	170

Total stockholders’ equity	2,954	5,211

	$9,372	$12,494

(a)	At June 30, 2006, includes 1 hotel expected to be sold in the third quarter of 2006. At December 31, 2005, includes 33 hotels that were sold in the second quarter of 2006 in connection with the definitive agreement signed on November 14, 2005 with Host Hotels & Resorts, Inc. and 3 hotels that had signed definitive agreements at December 31, 2005 and were sold in the first quarter of 2006.
(b)	Includes restricted cash of $9 million and $12 million at June 30, 2006 and December 31, 2005, respectively.
(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $449 million and $469 million at June 30, 2006 and December 31, 2005, respectively.
(d)	Represents the debt that was assumed by Host in connection with the definitive agreement signed on November 14, 2005.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%				%
2006	2005	Variance		2006	2005	Variance

			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$680	$145	n/m	Net income	$685	$224	n/m
58	68	(14.7)	Interest expense(a)	166	137	21.2
(501)	47	n/m	Income tax (benefit) expense	(487)	68	n/m
80	108	(25.9)	Depreciation(b)	156	222	(29.7)
6	6	—	Amortization (c)	13	12	8.3

323	374	(13.6)	EBITDA	533	663	(19.6)
6	17	(64.7)	Loss (gain) on asset dispositions and impairments, net	(19)	16	n/m
3	—	n/m	Restructuring and other special charges, net	12	—	n/m
—	—	—	Cumulative effect of accounting change	72	—	n/m

$332	$391	(15.1)	Adjusted EBITDA	$598	$679	(11.9)

(a)	Includes $5 million and $5 million of interest expense related to unconsolidated joint ventures for the three months ended June 30, 2006 and 2005, respectively, and $10 million and $10 million for the six months ended June 30, 2006 and 2005, respectively.
(b)	Includes $8 million and $7 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended June 30, 2006 and 2005, respectively, and $16 million and $16 million for the six months ended June 30, 2006 and 2005, respectively.
(c)	Includes $1 million and $2 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended June 30, 2006 and 2005, respectively, and $3 million and $3 million for the six months ended June 30, 2006 and 2005, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions)

Three Months Ended		Year Ended
September 30, 2006		December 31, 2006

$106	Net income	$952
46	Interest expense	256
60	Income tax expense	(342)
84	Depreciation and amortization	338

296	EBITDA	1,204
—	Gain on asset disposition and impairments, net	(19)
4	Restructuring and other special charges, net	18
—	Cumulative effect of accounting change	72

$300	Adjusted EBITDA	$1,275

Three Months Ended		Year Ended
September 30, 2006		December 31, 2006

$106	Income from continuing operations	1,024

$0.48	EPS	$4.56

	Special Items
4	Restructuring and other special charges, net	18
—	Debt defeasance costs	37
—	Debt extinguishment costs	7
—	Gain on asset dispositions and impairments, net	(19)

4	Total special items — pre-tax	43
(1)	Income tax benefit on special items	(18)
—	Income tax benefit related to the transaction with Host	(496)
—	Reserves and credits associated with tax matters	(22)

3	Total special items — after-tax	(493)

$109	Income from continuing operations excluding special items	$531

$0.49	EPS excluding special items	$2.37

Three Months Ended		Year Ended
September 30, 2005		December 31, 2005

$39	Net income	$422
70	Interest expense	283
106	Income tax expense	218
108	Depreciation	423
6	Amortization	26

329	EBITDA	1,372
16	Loss on asset dispositions and impairments, net	30
2	Discontinued operations	2
—	Restructuring and other special charges, net	13

$347	Adjusted EBITDA	$1,417

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance (continued)
(in millions)
Reconciliation from Previous Full Year Guidance to Current Full Year Guidance

Previous full year 2006 EBITDA guidance (1)	$1,260
Second Quarter Impact
Add: Q2 performance above prior guidance	37
Add: Operating income from Fiji hotels retained	5
Less: Operating income from additional hotels sold and earnings from unconsolidated JV hotels sold	(5)
Less: Business interruption insurance proceeds accelerated into Q2 from Q3	(5)

32

Less: Residential operating income shifted from 2006 to 2007	(17)

Current full year 2006 EBITDA guidance	$1,275

Previous full year EPS guidance (1)	$2.28
Add: EPS associated with the net Q2 outperformance	0.09
Add: Tax benefit received in Q2	0.05
Less: Impact of residential shift	(0.05)

Current full year 2006 EPS guidance	$2.37

(1)	See Starwood’s first quarter 2006 earnings release for the non-GAAP to GAAP reconciliation of the previous EPS and EBITDA guidance.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels (1)			%
2006	2005	Variance	Worldwide	2006	2005	Variance

			Revenue
$534	$487	9.8	Same-Store Owned Hotels	$986	$904	9.0
47	371	(87.3)	Hotels Sold or Closed in 2006 and 2005 (50 hotels)	322	673	(52.2)
92	80	15.0	Hotels Without Comparable Results (12 hotels)	187	174	7.5
1	1	—	Other ancillary hotel operations	1	1	—

$674	$939	(28.2)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,496	$1,752	(14.6)

			Costs and Expenses
$383	$363	(5.4)	Same-Store Owned Hotels	$743	$704	(5.6)
36	250	85.6	Hotels Sold or Closed in 2006 and 2005 (50 hotels)	245	486	49.6
72	60	(20.0)	Hotels Without Comparable Results (12 hotels)	142	124	(14.5)
1	2	50.0	Other ancillary hotel operations	2	2	—

$492	$675	27.1	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,132	$1,316	14.0

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2006	2005	Variance	North America	2006	2005	Variance

			Revenue
$353	$315	12.2	Same-Store Owned Hotels	$660	$590	11.9
27	300	(91.0)	Hotels Sold or Closed in 2006 and 2005 (40 hotels)	254	545	(53.4)
78	63	23.8	Hotels Without Comparable Results (8 hotels)	164	137	19.7

$458	$678	(32.4)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,078	$1,272	(15.3)

			Costs and Expenses
$250	$233	(7.1)	Same-Store Owned Hotels	$490	$456	(7.6)
23	205	88.8	Hotels Sold or Closed in 2006 and 2005 (40 hotels)	195	396	50.8
63	49	(28.6)	Hotels Without Comparable Results (8 hotels)	126	100	(26.0)

$336	$487	31.0	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$811	$952	14.8

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2006	2005	Variance	International	2006	2005	Variance

			Revenue
$181	$172	5.3	Same-Store Owned Hotels	$326	$314	3.6
20	71	(71.8)	Hotels Sold or Closed in 2006 and 2005 (10 hotels)	68	128	(46.9)
14	17	(17.6)	Hotels Without Comparable Results (4 hotels)	23	37	(37.8)
1	1	—	Other ancillary hotel operations	1	1	—

$216	$261	(17.2)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$418	$480	(12.9)

			Costs and Expenses
$133	$130	(2.5)	Same-Store Owned Hotels	$253	$248	(1.9)
13	45	71.1	Hotels Sold or Closed in 2006 and 2005 (10 hotels)	50	90	44.4
9	11	18.2	Hotels Without Comparable Results (4 hotels)	16	24	33.3
1	2	50.0	Other ancillary hotel operations	2	2	—

$156	$188	17.0	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$321	$364	11.8

(1)	Same-Store Owned Hotel Results exclude 50 hotels sold or closed in 2006 and 2005 and 12 hotels without comparable results.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Owned Hotel Results — Same Store (1)
For the Three Months Ended June 30, 2006
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2006	2005	Var.	2006	2005	Var.	2006	2005	Var.
	79 Hotels			48 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	140.76	126.86	11.0%	139.32	123.53	12.8%	143.82	133.90	7.4%
ADR ($)	191.90	176.55	8.7%	182.51	165.49	10.3%	214.59	203.05	5.7%
OCCUPANCY (%)	73.3%	71.9%	1.4	76.3%	74.6%	1.7	67.0%	65.9%	1.1

Total REVENUE	534,217	486,696	9.8%	353,417	314,975	12.2%	180,800	171,721	5.3%
Total EXPENSES	382,747	363,024	5.4%	249,851	233,367	7.1%	132,896	129,657	2.5%

	70 Hotels			39 Hotels			31 Hotels
BRANDED HOTELS
REVPAR ($)	143.86	129.69	10.9%	143.89	127.40	12.9%	143.82	133.90	7.4%
ADR ($)	195.85	179.86	8.9%	186.99	168.82	10.8%	214.59	203.05	5.7%
OCCUPANCY (%)	73.5%	72.1%	1.4	77.0%	75.5%	1.5	67.0%	65.9%	1.1

Total REVENUE	497,165	451,431	10.1%	316,365	279,710	13.1%	180,800	171,721	5.3%
Total EXPENSES	355,039	336,101	5.6%	222,143	206,444	7.6%	132,896	129,657	2.5%

(1)	Hotel Results exclude 48 hotels sold and 12 hotels without comparable results during 2005 & 2006

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Worldwide Hotel Results — Same Store
For the Three Months Ended June 30, 2006
UNAUDITED

	System Wide(1) — North America			System Wide(1) — International
	2006	2005	Var.	2006	2005	Var.

TOTAL HOTELS
REVPAR ($)	116.45	105.35	10.5%	108.39	100.10	8.3%
ADR ($)	155.01	142.15	9.0%	161.75	150.23	7.7%
OCCUPANCY (%)	75.1%	74.1%	1.0	67.0%	66.6%	0.4

SHERATON
REVPAR ($)	106.90	96.76	10.5%	93.07	85.15	9.3%
ADR ($)	143.15	130.50	9.7%	140.83	128.71	9.4%
OCCUPANCY (%)	74.7%	74.1%	0.6	66.1%	66.2%	(0.1)

WESTIN
REVPAR ($)	131.44	119.13	10.3%	140.34	134.39	4.4%
ADR ($)	174.74	160.96	8.6%	199.72	190.99	4.6%
OCCUPANCY (%)	75.2%	74.0%	1.2	70.3%	70.4%	(0.1)

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	211.49	181.81	16.3%	257.82	235.39	9.5%
ADR ($)	281.25	261.90	7.4%	368.78	346.35	6.5%
OCCUPANCY (%)	75.2%	69.4%	5.8	69.9%	68.0%	1.9

W
REVPAR ($)	228.87	205.01	11.6%	131.76	107.65	22.4%
ADR ($)	283.68	258.36	9.8%	238.69	221.55	7.7%
OCCUPANCY (%)	80.7%	79.3%	1.4	55.2%	48.6%	6.6

FOUR POINTS
REVPAR ($)	68.49	61.70	11.0%	70.84	66.03	7.3%
ADR ($)	95.92	88.30	8.6%	103.45	103.44	0.0%
OCCUPANCY (%)	71.4%	69.9%	1.5	68.5%	63.8%	4.7

OTHER
REVPAR ($)	121.91	115.53	5.5%
ADR ($)	141.28	136.18	3.7%
OCCUPANCY (%)	86.3%	84.8%	1.5

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Worldwide Hotel Results — Same Store
For the Three Months Ended June 30, 2006
UNAUDITED

	System Wide (1)			Company Operated (2)
	2006	2005	Var.	2006	2005	Var.

TOTAL WORLDWIDE
REVPAR ($)	113.45	103.40	9.7%	127.27	116.02	9.7%
ADR ($)	157.34	144.94	8.6%	174.45	160.28	8.8%
OCCUPANCY (%)	72.1%	71.3%	0.8	73.0%	72.4%	0.6

NORTH AMERICA
REVPAR ($)	116.45	105.35	10.5%	138.39	125.10	10.6%
ADR ($)	155.01	142.15	9.0%	179.88	164.58	9.3%
OCCUPANCY (%)	75.1%	74.1%	1.0	76.9%	76.0%	0.9

EUROPE
REVPAR ($)	142.97	131.65	8.6%	160.75	147.73	8.8%
ADR ($)	201.46	191.72	5.1%	220.24	210.95	4.4%
OCCUPANCY (%)	71.0%	68.7%	2.3	73.0%	70.0%	3.0

AFRICA & MIDDLE EAST
REVPAR ($)	90.66	80.56	12.5%	91.85	81.97	12.1%
ADR ($)	136.66	118.04	15.8%	136.31	117.93	15.6%
OCCUPANCY (%)	66.3%	68.2%	(1.9)	67.4%	69.5%	(2.1)

ASIA PACIFIC
REVPAR ($)	93.86	89.38	5.0%	92.50	88.85	4.1%
ADR ($)	144.92	136.56	6.1%	141.28	133.99	5.4%
OCCUPANCY (%)	64.8%	65.5%	(0.7)	65.5%	66.3%	(0.8)

LATIN AMERICA
REVPAR ($)	73.06	64.30	13.6%	80.28	70.51	13.9%
ADR ($)	116.05	104.06	11.5%	131.10	113.73	15.3%
OCCUPANCY (%)	63.0%	61.8%	1.2	61.2%	62.0%	(0.8)

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Owned Hotel Results — Same Store (1)
For the Six Months Ended June 30, 2006
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2006	2005	Var.	2006	2005	Var.	2006	2005	Var.
	79 Hotels			48 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	130.40	118.62	9.9%	129.66	115.06	12.7%	132.02	126.34	4.5%
ADR ($)	186.02	172.20	8.0%	181.03	163.63	10.6%	197.58	192.05	2.9%
OCCUPANCY (%)	70.1%	68.9%	1.2	71.6%	70.3%	1.3	66.8%	65.8%	1.0

Total REVENUE	985,789	904,312	9.0%	659,985	589,846	11.9%	325,804	314,466	3.6%
Total EXPENSES	742,675	703,534	5.6%	490,054	455,516	7.6%	252,621	248,018	1.9%

	70 Hotels			39 Hotels			31 Hotels
BRANDED HOTELS
REVPAR ($)	134.02	122.16	9.7%	135.09	119.93	12.6%	132.02	126.34	4.5%
ADR ($)	189.75	175.19	8.3%	185.91	166.98	11.3%	197.58	192.05	2.9%
OCCUPANCY (%)	70.6%	69.7%	0.9	72.7%	71.8%	0.9	66.8%	65.8%	1.0

Total REVENUE	920,562	843,862	9.1%	594,758	529,396	12.3%	325,804	314,466	3.6%
Total EXPENSES	688,074	652,627	5.4%	435,453	404,609	7.6%	252,621	248,018	1.9%

(1)	Hotel Results exclude 50 hotels sold and 12 hotels without comparable results during 2005 & 2006

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Worldwide Hotel Results — Same Store
For the Six Months Ended June 30, 2006
UNAUDITED

	System Wide (1) - North America			System Wide (1) - International
	2006	2005	Var.	2006	2005	Var.

TOTAL HOTELS REVPAR ($)	110.55	99.42	11.2%	102.61	95.20	7.8%
ADR ($)	154.12	141.39	9.0%	156.50	146.99	6.5%
OCCUPANCY (%)	71.7%	70.3%	1.4	65.6%	64.8%	0.8

SHERATON REVPAR ($)	99.95	90.15	10.9%	91.88	84.16	9.2%
ADR ($)	141.30	128.70	9.8%	140.47	129.33	8.6%
OCCUPANCY (%)	70.7%	70.0%	0.7	65.4%	65.1%	0.3

WESTIN REVPAR ($)	128.14	115.31	11.1%	127.42	123.48	3.2%
ADR ($)	175.64	161.41	8.8%	189.88	187.19	1.4%
OCCUPANCY (%)	73.0%	71.4%	1.6	67.1%	66.0%	1.1

ST. REGIS/LUXURY COLLECTION REVPAR ($)	219.98	192.00	14.6%	208.82	197.93	5.5%
ADR ($)	296.31	274.69	7.9%	336.63	325.68	3.4%
OCCUPANCY (%)	74.2%	69.9%	4.3	62.0%	60.8%	1.2

W REVPAR ($)	207.07	182.99	13.2%	127.39	97.69	30.4%
ADR ($)	271.09	246.50	10.0%	238.29	219.80	8.4%
OCCUPANCY (%)	76.4%	74.2%	2.2	53.5%	44.4%	9.1

FOUR POINTS REVPAR ($)	63.65	57.02	11.6%	70.38	64.34	9.4%
ADR ($)	94.35	86.30	9.3%	103.31	100.68	2.6%
OCCUPANCY (%)	67.5%	66.1%	1.4	68.1%	63.9%	4.2

OTHER REVPAR ($)	110.56	103.22	7.1%
ADR ($)	133.50	135.93	(1.8%)
OCCUPANCY (%)	82.8%	75.9%	6.9

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Worldwide Hotel Results — Same Store
For the Six Months Ended June 30, 2006
UNAUDITED

	System Wide (1)			Company Operated (2)
	2006	2005	Var.	2006	2005	Var.

TOTAL WORLDWIDE REVPAR ($)	107.62	97.86	10.0%	120.34	109.53	9.9%
ADR ($)	154.95	143.36	8.1%	170.88	158.26	8.0%
OCCUPANCY (%)	69.5%	68.3%	1.2	70.4%	69.2%	1.2

NORTH AMERICA REVPAR ($)	110.55	99.42	11.2%	131.00	117.85	11.2%
ADR ($)	154.12	141.39	9.0%	177.65	163.46	8.7%
OCCUPANCY (%)	71.7%	70.3%	1.4	73.7%	72.1%	1.6

EUROPE REVPAR ($)	121.37	115.47	5.1%	135.69	128.38	5.7%
ADR ($)	185.26	182.97	1.3%	202.44	201.47	0.5%
OCCUPANCY (%)	65.5%	63.1%	2.4	67.0%	63.7%	3.3

AFRICA & MIDDLE EAST REVPAR ($)	94.32	84.55	11.6%	94.95	84.82	11.9%
ADR ($)	143.48	123.66	16.0%	143.10	122.73	16.6%
OCCUPANCY (%)	65.7%	68.4%	(2.7)	66.4%	69.1%	(2.7)

ASIA PACIFIC REVPAR ($)	95.10	89.12	6.7%	92.36	88.18	4.7%
ADR ($)	145.71	136.77	6.5%	141.86	135.43	4.7%
OCCUPANCY (%)	65.3%	65.2%	0.1	65.1%	65.1%	0.0

LATIN AMERICA REVPAR ($)	81.26	68.02	19.5%	91.10	76.14	19.6%
ADR ($)	122.24	107.32	13.9%	137.94	117.68	17.2%
OCCUPANCY (%)	66.5%	63.4%	3.1	66.0%	64.7%	1.3

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended June 30, 2006
UNAUDITED ($ millions)

	Worldwide
	2006	2005	Variance	% Variance

Management Fees:
Base Fees	62	35	27	77.1%
Incentive Fees	32	20	12	60.0%

Total Management Fees	94	55	39	70.9%

Franchise Fees	31	26	5	19.2%

Total Management & Franchise Fees	125	81	44	54.3%

Other Management & Franchise Revenues (1)	20	10	10	100.0%

Total Management & Franchise Revenues	145	91	54	59.3%

Other (2)	29	28	1	3.6%

Management Fees, Franchise Fees and Other Income	174	119	55	46.2%

(1)	Other Management & Franchise Fees primarily includes the amortization of deferred gains of approximately $16 million in 2006 and $3 million in 2005 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Other primarily includes revenues from Bliss and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Six Months Ended June 30, 2006
UNAUDITED ($ millions)

	Worldwide
	2006	2005	Variance	% Variance

Management Fees:
Base Fees	104	68	36	52.9%
Incentive Fees	57	32	25	78.1%

Total Management Fees	161	100	61	61.0%

Franchise Fees	56	47	9	19.1%

Total Management & Franchise Fees	217	147	70	47.6%

Other Management & Franchise Revenues (1)	30	20	10	50.0%

Total Management & Franchise Revenues	247	167	80	47.9%

Other (2)	59	56	3	5.4%

Management Fees, Franchise Fees and Other Income	306	223	83	37.2%

(1)	Other Management & Franchise Fees primarily includes the amortization of deferred gains of approximately $23 million in 2006 and $6 million in 2005 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Other primarily includes revenues from Bliss and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended June 30, 2006
UNAUDITED ($ millions)

	2006	2005	% Variance

Originated Sales Revenues(1) — Vacation Ownership Sales	186	142	31.0%
Other Sales and Services Revenues (2)	37	27	37.0%
Deferred Revenues — Percentage of Completion	(26)	18	n/m
Deferred Revenues — Other (3)	(6)	6	n/m

Vacation Ownership Sales and Services Revenues	191	193	(1.0%)
Residential Sales and Services Revenues	43	40	7.5%

Total Vacation Ownership & Residential Sales and Services Revenues	234	233	0.4%

Originated Sales Expenses(4) — Vacation Ownership Sales	124	90	(37.8%)
Other Expenses (5)	40	32	(25.0%)
Deferred Expenses — Percentage of Completion	(16)	10	n/m
Deferred Expenses — Other	4	3	(33.3%)

Vacation Ownership Expenses	152	135	(12.6%)
Residential Expenses	32	32	—

Total Vacation Ownership & Residential Expenses	184	167	(10.2%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and, in 2006, provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, includes product costs and direct sales and marketing costs only. Indirect sales and marketing costs are no longer deferred per SFAS 152 as of January 1, 2006.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Six Months Ended June 30, 2006
UNAUDITED ($ millions)

	2006	2005	% Variance

Originated Sales Revenues(1) — Vacation Ownership Sales	378	304	24.3%
Other Sales and Services Revenues (2)	70	55	27.3%
Deferred Revenues — Percentage of Completion	(90)	25	n/m
Deferred Revenues — Other (3)	(12)	(4)	n/m

Vacation Ownership Sales and Services Revenues	346	380	(8.9%)
Residential Sales and Services Revenues	82	84	(2.4%)

Total Vacation Ownership & Residential Sales and Services Revenues	428	464	(7.8%)

Originated Sales Expenses(4) — Vacation Ownership Sales	249	194	(28.4%)
Other Expenses (5)	79	63	(25.4%)
Deferred Expenses — Percentage of Completion	(47)	14	n/m
Deferred Expenses — Other	7	(3)	n/m

Vacation Ownership Expenses	288	268	(7.5%)
Residential Expenses	61	66	7.6%

Total Vacation Ownership & Residential Expenses	349	334	(4.5%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and, in 2006, provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, includes product costs and direct sales and marketing costs only. Indirect sales and marketing costs are no longer deferred per SFAS 152 as of January 1, 2006.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Debt Portfolio Summary
As of June 30, 2006
UNAUDITED

	Interest	Balance		Interest	Avg Maturity
Debt	Terms	(in millions)	% of Portfolio	Rate	(in years)
Floating Rate Debt:
Senior credit facility
Revolving credit facility	Various + .525%	$614	22%	5.81%	4.6
Mortgages and other	Various	144	5%	5.85%	1.8
Interest rate swaps	LIBOR + 4.23%	300	11%	9.71%

Total Floating		1,058	38%	6.92%	4.1
Fixed Rate Debt:
Sheraton Holding public debt		449	16%	7.38%	9.4
Senior notes (1)		1,478	52%	6.70%	3.4
Mortgages and other		135	5%	7.52%	8.8
Interest rate swaps		(300)	(11%)	7.88%

Total Fixed		1,762	62%	6.82%	5.1

Total Debt		$2,820	100%	6.86%	4.8

	Maturities
(1) Balance consists of outstanding public debt of $1.497 billion and a $12 million fair	<1 year	$742
value adjustment related to the unamortized gain on fixed to floating interest rate swaps	1-3 years	91
terminated in September 2002 and March 2004 and a ($31) million fair value adjustment	4-5 years	659
related to current fixed to floating interest rate swaps.	>5 years	1,328

		$2,820

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of June 30, 2006
UNAUDITED ($ millions)
Properties without comparable results in 2006:

Property	Location
W New Orleans — French Quarter	New Orleans, LA
W New Orleans	New Orleans, LA
St. Regis Aspen	Aspen, CO
Sheraton Bal Harbour Beach Resort	Bal Harbour, FL
St. Regis New York	New York, NY
Caesars Paradise Stream	Mount Pocono, PA
St. Regis Hotel, San Francisco	San Francisco, CA
Westin St. John Resort & Villas	St. John, Virgin Islands
The Westin Resort & Spa, Cancun	Cancun, Mexico
Sheraton Cancun Resort & Towers	Cancun, Mexico
Sheraton Fiji	Nadi, Fiji
Westin Royal Denarau	Nadi, Fiji
Properties sold or closed in 2006 and 2005:

Property	Location
33 Hotels Sold to Host Hotels & Resorts	Various
Sheraton Denver Tech Center	Englewood, CO
Deerfield Beach Hilton	Ft. Lauderdale, FL
Raphael	Chicago, IL
Sheraton Chapel Hill	Chapel Hill, NC
St. Regis Washington, DC	Washington, DC
Sheraton Russell Hotel	New York, NY
Westin Philadelphia	Philadelphia, PA
Westin Princeton at Forrestal Village	Princeton, NJ
Sheraton Ft. Lauderdale Airport Hotel	Dania, FL
Westin Hotel Long Beach	Long Beach, CA
Sheraton Suites San Diego	San Diego, CA
Sheraton Framingham Hotel	Framingham, MA
Westin Embassy Row, Washington D.C.	Washington, DC
Westin Atlanta North at Perimeter	Atlanta, GA
Sheraton Suites Key West	Key West, FL
Hotel Danieli	Venice, Italy
Sheraton Lisboa Hotel & Towers	Lisbon, Portugal
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $329 million)	$635
Debt (including debt classified as held for sale)	$2,820
Revenues and Expenses Associated with Assets Sold in 2005 and 2006 or Expected to be Sold in the Third Quarter of 2006 (1):

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2005:
2005
Revenues	$36	$41	$28	$18	$123
Expenses (excluding depreciation)	$29	$27	$20	$14	$90

Hotels Sold in the First Six Months of 2006:
2006
Revenues	$275	$47	$—	$—	$322
Expenses (excluding depreciation)	$209	$36	$—	$—	$245

2005
Revenues	$266	$330	$296	$321	$1,213
Expenses (excluding depreciation)	$207	$223	$210	$224	$864

Hotels Classified as Held for Sale at June 30, 2006:
2006
Revenues	$1	$1	$—	$—	$2
Expenses (excluding depreciation)	$1	$1	$—	$—	$2

2005
Revenues	$1	$1	$1	$1	$4
Expenses (excluding depreciation)	$1	$1	$1	$1	$4

(1)	Results consist of 11 hotels sold in 2005, 39 hotels sold in 2006 and 1 hotel which is classifed as held for sale at June 30, 2006. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2006 and 2005.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Six Months Ended June 30, 2006
UNAUDITED ($ millions)

	Q2	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	69	139
Corporate/IT	11	22

Subtotal	80	161

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	7	31
Net capital expenditures for inventory (1)	56	61

Subtotal	63	92

Development Capital	70	90

Total Capital Expenditures	213	343

(1)	Represents gross inventory capital expenditures of $102 and $141 in the three and six months ended June 30, 2006, respectively, less cost of sales of $46 and $80 in the three and six months ended June 30, 2006, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
2006 Divisional Hotel Inventory Summary by Ownership by Brand
As of June 30, 2006

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms

Owned
Sheraton	18	7,763	8	1,728	6	2,856	2	831	34	13,178
Westin	8	4,138	5	1,068	3	901	1	273	17	6,380
Four Points	6	1,153	—	—	—	—	1	630	7	1,783
W	10	3,178	—	—	—	—	—	—	10	3,178
Luxury Collection	1	654	7	828	1	181	—	—	9	1,663
St. Regis	3	668	1	161	—	—	—	—	4	829
Other	10	2,482	—	—	—	—	—	—	10	2,482

Total Owned	56	20,036	21	3,785	10	3,938	4	1,734	91	29,493

Managed & UJV
Sheraton	53	27,636	75	22,383	14	2,749	46	15,741	188	68,509
Westin	46	25,308	11	3,184	—	—	11	4,253	68	32,745
Four Points	1	475	6	899	2	263	3	723	12	2,360
W	8	2,275	—	—	1	237	1	252	10	2,764
Luxury Collection	6	1,427	7	1,303	8	298	—	—	21	3,028
St. Regis	5	921	1	95	—	—	2	591	8	1,607
Le Meridien	5	1,058	71	16,561	3	839	23	5,232	102	23,690
Other	4	3,305	—	—	—	—	—	—	4	3,305

Total Managed & UJV	128	62,405	171	44,425	28	4,386	86	26,792	413	138,008

Franchised
Sheraton	121	38,444	26	6,693	4	1,294	18	6,719	169	53,150
Westin	27	10,096	3	1,131	3	598	5	1,226	38	13,051
Four Points	84	14,563	11	1,539	9	1,384	1	126	105	17,612
Luxury Collection	1	249	14	1,721	—	—	—	—	15	1,970
Le Meridien	4	1,342	11	3,793	—	—	5	2,772	20	7,907

Total Franchised	237	64,694	65	14,877	16	3,276	29	10,843	347	93,690

Systemwide
Sheraton	192	73,843	109	30,804	24	6,899	66	23,291	391	134,837
Westin	81	39,542	19	5,383	6	1,499	17	5,752	123	52,176
Four Points	91	16,191	17	2,438	11	1,647	5	1,479	124	21,755
W	18	5,453	—	—	1	237	1	252	20	5,942
Luxury Collection	8	2,330	28	3,852	9	479	—	—	45	6,661
St. Regis	8	1,589	2	256	—	—	2	591	12	2,436
Le Meridien	9	2,400	82	20,354	3	839	28	8,004	122	31,597
Other	14	5,787	—	—	—	—	—	—	14	5,787

Total Systemwide	421	147,135	257	63,087	54	11,600	119	39,369	851	261,191

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of June 30, 2006
UNAUDITED

	# Resorts			# of Units (1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total(2)	Operations	Sales	Completed (3)	Development (4)	Capacity (5),(6)	Buildout

Sheraton	7	6	6	2,596	135	1,683	4,414
Westin	9	4	6	625	618	641	1,884
St. Regis	2	1	2	25	22	—	47
Unbranded	3	3	—	124	—	1	125

Total SVO, Inc.	21	14	14	3,370	775	2,325	6,470

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	36	234

Total including UJV’s	23	15	15	3,568	775	2,361	6,704

Total Intervals Including UJV’s (7)				185,536	40,300	122,772	348,608

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales, and announced new resorts, Sheraton Kauai and St. Regis Punta Mita (UJV)

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.